FOR RELEASE
April 18, 2013

Contacts: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
FIRST QUARTER FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - April 18, 2013 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended March 31, 2013.

•	Revenues in the first quarter of 2013 were $76,861,000, as compared to $99,040,000 in the comparable prior year quarter.

•
GAAP net income in the first quarter of 2013 was $5,113,000, or $0.11 per diluted share, as compared to GAAP net income of $49,928,000, or $1.09 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income in the first quarter of 2013 was $22,710,000, or $0.47 per diluted share, as compared to $67,755,000, or $1.48 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Trailing twelve-month revenues as of the end of the first quarter of 2013 were $228,548,000, as compared to $222,617,000 as of the end of the prior year quarter.

“Acacia generated the second highest revenue quarter in company history in the 1st Quarter of 2013, providing a great start to the year,” commented CEO, Paul Ryan.  “These results reflect Acacia's growing industry leadership in patent licensing and are accelerating new opportunities to partner with patent owners.”

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended March 31,
	2013	2012

Revenues (in thousands)	$76,861	$99,040
Net income (in thousands)	$5,113	$49,928
Non-GAAP net income (in thousands)	$22,710	$67,755
Diluted earnings per share	$0.11	$1.09
Pro forma non-GAAP net earnings per common share - diluted	$0.47	$1.48
New agreements executed	29	40
Licensing and enforcement programs generating revenues	31	32
Licensing and enforcement programs with initial revenues	11	6
New patent portfolios	9	5

As of March 31, 2013, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues(*)	% Change

March 31, 2013	$228,548	(9)%
December 31, 2012	$250,727	22%
September 30, 2012	$205,258	(12)%
June 30, 2012	$233,355	5%
March 31, 2012	$222,617	21%
______________________________
* Includes “other operating income.”
As of March 31, 2013, on a consolidated basis, we have generated revenues from 154 technology licensing and enforcement programs, as compared to 118 programs as of the end of the prior year quarter.

Summary Financial Results
For the Three Months Ended March 31, 2013 and 2012

Revenues (in thousands):

	Three Months Ended March 31,		Change
	2013	2012	$	%

Revenues	$76,861	$99,040	$(22,179)	(22)%

New revenue agreements	29	40
Licensing programs generating revenues	31	32
Licensing programs with initial revenues	11	6

Revenues in the first quarter of 2013 decreased $22,179,000, or 22%, to $76,861,000, as compared to $99,040,000 in the comparable prior year quarter. In the first quarter of 2013, three licensees individually accounted for 65%, 14% and 13% of revenues recognized, as compared to three licensees individually accounting for 54%, 20% and 18% of revenues recognized during the first quarter of 2012.

Cost of Revenues (in thousands):

	Three Months Ended March 31,		Change
	2013	2012	$	%

Inventor royalties	$18,481	$7,594	$10,887	143%
Contingent legal fees	15,032	3,748	11,284	301%

First quarter 2013 total revenues, less inventor royalties expense and contingent legal fees expense was $43,348,000, or 56% of first quarter 2013 revenues, as compared to $87,698,000 or 89% in the comparable prior year quarter. The decrease in total revenues, less inventor royalties expense and contingent legal fees expense as a percentage of total revenues was primarily due to a significantly higher percentage of revenues recognized during the three months ended March 31, 2012 having no corresponding inventor royalty or contingent legal fee obligations, as compared to the revenues recognized during the three months ended March 31, 2013.

The economic terms of the patent portfolio acquisition agreements and contingent legal fee arrangements, if any, including royalty rates, if any, contingent fee rates, if any, and other terms, vary across the patent portfolios owned or controlled by our operating subsidiaries. These expenses fluctuate period to period, based on the amount of revenues recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms and characteristics generating revenues each period.

	Three Months Ended March 31,		Change
	2013	2012	$	%

Litigation and licensing expenses - patents	$9,648	$3,381	$6,267	185%

Litigation and licensing expenses-patents in the first quarter 2013 increased due primarily to higher net levels of patent portfolio litigation, litigation support, prosecution, third-party technical consulting and professional expert expenses associated with our continued investment in ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Three Months Ended March 31,		Change
	2013	2012	$	%

Amortization of patents	$11,730	$5,126	$6,604	129%

First quarter 2013 non-cash patent amortization charges increased due primarily to $5.9 million of scheduled amortization expense related to new patent portfolios acquired since the end of the comparable prior year quarter.

Other Operating Expenses (in thousands):

	Three Months Ended March 31,		Change
	2013	2012	$	%

Marketing, general and administrative expenses	$8,693	$8,641	$52	1%
Non-cash stock compensation expense - MG&A	5,158	5,090	68	1%
Total marketing, general and administrative expenses	$13,851	$13,731	$120	1%

First quarter 2013 marketing, general and administrative expenses including non-cash stock compensation expenses were relatively flat, as compared to the first quarter of 2012.

Income Taxes:

	Three Months Ended March 31,		Change
	2013	2012	$	%

Provision for income taxes (in thousands)	$(3,272)	$(14,747)	$11,475	(78)%
Effective tax rate	39%	23%

Tax expense for the first quarter of 2013, as compared to the prior year quarter, included the impact of the following:

•
Our estimated annual effective tax rate for the three months ended March 31, 2013 was approximately 39%. The effective tax rate for the three months ended March 31, 2012, including the impact of discrete items, was 23%. Discrete items were primarily comprised of $10.2 million of tax benefits recognized resulting from the release of valuation allowance on the majority of our net deferred tax assets in the first quarter of 2012.

•
Noncash tax expense calculated without the excess benefit related to the exercise and vesting of equity-based incentive awards, which was credited to additional paid-in capital, not taxes payable, totaled approximately $709,000 and $7.6 million for the three months ended March 31, 2013 and 2012, respectively.

•
As of March 31, 2013, taxes paid or payable totaled approximately $3.4 million, primarily comprised of $2.2 million of foreign withholding taxes withheld by the applicable foreign tax authority on revenue agreements executed with third party licensees domiciled in certain foreign jurisdictions, and federal and other state related taxes payable. The 2012 tax provision contemplates utilization of the $2.2 million in foreign taxes withheld in the first quarter of 2013 as a credit against income tax expense calculated for financial statement purposes.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	March 31, 2013	December 31, 2012

Cash & cash equivalents and investments	$327,448	$311,279
Accounts receivable	45,351	9,843
Total assets	714,532	668,717
Accounts payable and accrued expenses / costs	17,127	9,485
Royalties and contingent legal fees payable	36,736	12,508
Total liabilities	82,188	50,239

Summary Cash Flow Information:

	Three Months Ended March 31,
	2013	2012

Net cash provided by (used in):
Operating activities	$16,825	$48,952
Investing activities	(48,214)	(276,886)
Financing activities	2,746	228,699

Patent Acquisition Costs. Patent related acquisition costs in the first quarter of 2013 totaled $4,010,000, as compared to $152,100,000 (including the $150,000,000 purchase of ADAPTIX, Inc., net of cash acquired) during the comparable prior year quarter. See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table provided below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 646-0797 for domestic callers and (706) 758-6764 for international callers, both of whom will need to enter the conference ID 22540962 when prompted. A replay of the audio presentation will be available for 30 days at (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, both of whom will need to enter the Conference ID 22540962 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia's website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation's subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue. Acacia Research Corporation's subsidiaries control over 250 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearchgroup.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our ability to become the licensing partner for companies, and our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation's financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2013	2012

Revenues	$76,861	$99,040
Operating costs and expenses:
Cost of revenues:
Inventor royalties	18,481	7,594
Contingent legal fees	15,032	3,748
Litigation and licensing expenses - patents	9,648	3,381
Amortization of patents	11,730	5,126
Marketing, general and administrative expenses (including non-cash stock compensation expense of $5,158 for the three months ended March 31, 2013, and $5,090 for the three months ended March 31, 2012)	13,851	13,731
Research, consulting and other expenses - business development	1,024	1,116
Total operating costs and expenses	69,766	34,696
Operating income	7,095	64,344

Total other income	1,290	56
Income from operations before provision for income taxes	8,385	64,400
Provision for income taxes	(3,272)	(14,747)
Net income including noncontrolling interests in operating subsidiaries	5,113	49,653
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	—	275
Net income attributable to Acacia Research Corporation	$5,113	$49,928

Net income per common share attributable to Acacia Research Corporation:
Basic earnings per share	$0.11	$1.13
Diluted earnings per share	$0.11	$1.09
Weighted average number of shares outstanding, basic	47,859,774	44,367,499
Weighted average number of shares outstanding, diluted	48,354,444	45,771,228

Reconciliation of GAAP Net Income and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012

GAAP net income	$5,113	$49,928

Non-cash stock compensation	5,158	5,090
Non-cash patent amortization	11,730	5,126
Excess benefit related non-cash tax expense	709	7,611

Non-GAAP net income	$22,710	$67,755

Pro forma non-GAAP net earnings per common share — basic	$0.47	$1.53
Pro forma non-GAAP net earnings per common share — diluted	$0.47	$1.48
GAAP weighted-average shares — basic	47,859,774	44,367,499
GAAP weighted-average shares — diluted	48,354,444	45,771,228

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$193,161	$221,804
Short-term investments	134,287	89,475
Accounts receivable	45,351	9,843
Prepaid expenses and other current assets	5,101	3,441
Total current assets	377,900	324,563

Property and equipment, net of accumulated depreciation and amortization	536	339
Patents, net of accumulated amortization	305,809	313,529
Goodwill	30,149	30,149
Other assets	138	137
	$714,532	$668,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses / costs	$17,127	$9,485
Royalties and contingent legal fees payable	36,736	12,508
Total current liabilities	53,863	21,993

Deferred income taxes	27,831	27,831
Other liabilities	494	415
Total liabilities	82,188	50,239
Total stockholders’ equity	632,344	618,478
	$714,532	$668,717

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income including noncontrolling interests in operating subsidiaries	$5,113	$49,653
Adjustments to reconcile net income including noncontrolling interests in operating subsidiaries to net cash provided by operating activities:
Depreciation and amortization	11,773	5,158
Non-cash stock compensation	5,158	5,090
Change in valuation allowance on deferred taxes	—	(10,237)
Changes in assets and liabilities:
Accounts receivable	(35,508)	1,635
Prepaid expenses and other assets	(1,660)	(919)
Accounts payable and accrued expenses / costs	7,721	2,692
Royalties and contingent legal fees payable	24,228	(9,413)
Deferred income tax	—	5,293

Net cash provided by operating activities	16,825	48,952

Cash flows from investing activities:
Purchases of property and equipment	(241)	(24)
Purchase of available-for-sale investments	(97,225)	(144,762)
Maturities and sale of available-for-sale investments	53,262	20,000
Purchase of ADAPTIX, Inc., net of cash acquired	—	(150,000)
Patent acquisition costs	(4,010)	(2,100)

Net cash used in investing activities	(48,214)	(276,886)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	—	219,084
Contributions from noncontrolling interests in operating subsidiary	1,920	1,920
Excess tax benefits from stock-based compensation	709	7,611
Proceeds from exercises of stock options	117	84

Net cash provided by financing activities	2,746	228,699

(Decrease) increase in cash and cash equivalents	(28,643)	765

Cash and cash equivalents, beginning	221,804	314,733

Cash and cash equivalents, ending	$193,161	$315,498

Business Highlights and Recent Developments(2)

Business highlights of the first quarter of 2013 and recent developments include the following:

Revenues for the three months ended March 31, 2013 included fees from the following technology licensing and enforcement programs:

•	4G Wireless Handsets technology*	•	Memory Circuit and Packaging technology*
•	Audio Communications Fraud Detection technology	•	Messaging technology
•	Camera Support technology	•	Mobile Computer Synchronization technology
•	Computer Architecture and Power Management	•	NOR Flash technology
•	Digital Imaging technology*	•	Online Auction Guarantee technology
•	Digital Signal Processing Architecture technology	•	Online Gaming technology
•	DMT	•	Pop-up Internet Advertising technology
•	Domain Name Redirection technology	•	Power Management Within Integrated Circuits technology
•	Electronic spreadsheet, data analysis and software development technology*	•	Prescription Lens technology*
•	Enhanced Mobile Communications technology	•	Semiconductor Memory and Process technology*
•	Facilities Operation Management System technology	•	Surgical Access technology
•	Gas Modulation Control Systems technology*	•	Suture Anchors technology
•	Greeting Card technology*	•	Telematics technology
•	Improved Memory Manufacturing technology	•	Wireless Data Synchronization & Data Transfer technology*
•	Intercarrier SMS technology*	•	Wireless Location Based Services technology*
•	Location Based Services technology
_________________________________________

*	Initial revenues recognized during the three months ended March 31, 2013.

•	A subsidiary of Acacia Research Group LLC entered into a patent rights agreement with RPX Corporation.

•	Advanced Data Access LLC entered into a license agreement with Powerchip Technology Corporation.

•
Advanced Data Access LLC, Smart Memory Solutions LLC, and Semiconductor Technologies LLC entered into a settlement and license agreement with Micron Technology, Inc., Micron Semiconductor Products, Inc., and Micron Technology Texas, LLC. This agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas and the United States District Court for the District of Delaware.

•
Automated Facilities Management Corporation entered into a settlement and license agreement with Ventyx USA, Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Georgia.

•
Express Card Systems LLC entered into a settlement and license agreement with Supervalu Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Gametek LLC entered into a settlement and license agreement with 6waves LLC, 6waves Technologies LLC, 6waves US Inc., and Six Waves Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Southern District of California.

•	HVAC Modulation Technologies LLC entered into a licensing agreement with Johnson Controls, Inc.

•
Smartphone Technologies LLC resolved the following legal proceedings: in the United States District Court for the Eastern District of Texas, Civil Action Nos. 6:10cv74, 6:11cv604, 6:13cv196, 6:10cv00580 and

6:11cv00561; in the German District Court for the District of Dusseldorf, Civil Action Nos. 4a O 164/12 and 4a O 82/12; in the United Kingdom High Court of Justice, Chancery Division Patents Court, Claim No. HC12F04972.

•
Optimum Power Solutions LLC, Data Engine Technologies LLC, Express Card Systems LLC, Digitech Image Technologies LLC and Intercarrier Communications LLC resolved the following legal proceedings: Civil Action No. 3:11-cv-01509-WHA previously pending in the Federal District Court for the Northern District of California and on appeal to the Federal Circuit; Civil Action Nos. 6:12-cv-00697-LED and No. 6:13-cv-00136-LED pending in the United States District Court for Eastern District of Texas; Civil Action No. 8:12-cv-02125-MRW pending in the United States District Court for the Central District of California; and Civil Action No. 3:12-cv-00764-JAG pending in the United States District Court of the Eastern District of Virginia, respectively.

•
Telematics Corporation entered into a settlement and license agreement with Webtech Wireless Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Georgia.

•
Unified Messaging Solutions LLC entered into a license agreement with CenturyLink, Inc. This agreement resolved patent litigation that was pending in the United States District Courts for the Eastern District of Texas and the Northern District of Illinois.

•
Unified Messaging Solutions LLC entered into a license and settlement agreement with Charles Schwab Corporation. This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Illinois.

•
Unified Messaging Solutions LLC entered into a license and settlement agreement with Morgan Stanley. This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Illinois.

•
Unified Messaging Solutions LLC entered into a settlement and license agreement with Radio One, Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Southern District of New York and the Northern District of Illinois.

•
Unified Messaging Solutions LLC and Charter Communications, Inc. entered into a Release Agreement which resolves all disputes between the parties currently pending in the United Stated District Court for the Northern District of Illinois, Case No. 12C6286.

•
Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 9 new patent portfolios in the first quarter of 2013, including the following:

•	In January 2013, obtained a patent relating to core fiber optic network architectures.

•
In January 2013, obtained rights to a patent portfolio relating to oil and gas production and will share licensing revenue with the patent owner. The portfolio comprises 4 US and 27 foreign patents that relate to polymer based drilling fluids which are widely used in the drilling of oil and gas wells.

•	In January 2013, acquired patents relating to vascular device technology.

•
In January 2013, acquired patents relating to oil and gas production. The patents relate to solids separation technology which addresses removal of solids from drilling fluids used in oil and gas wells.

•
In February 2013, obtained rights to a portfolio of patent assets covering display technologies. The set of patents involved in this transaction relate to certain display technologies used in smartphones, tablets, computers, HDTVs and other devices.

_______________________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation's wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, Advanced Data Access LLC, Automated Facilities Management Corporation, Data Engine Technologies LLC, Digitech Image Technologies LLC, Express Card Systems LLC, Gametek LLC, HVAC Modulation Technologies LLC, Intercarrier Communications LLC, Optimum Power Solutions LLC, Smart Memory Solutions LLC, Semiconductor Technologies LLC, Smartphone Technologies LLC, Telematics Corporation and Unified Messaging Solutions LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.